UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2006

SBT Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

To be assigned	20-4346972
(Commission File Number)	(IRS Employer Identification No.)

760 Hopmeadow Street, P.O. Box 248, Simsbury, CT	06070
(Address of Principal Executive Offices)	(Zip Code)

(860) 408-5493
(Registrant’s Telephone Number, Including Area Code)

___________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Item 8.01 Other Events

The Board of Directors of The Simsbury Bank & Trust Company, Inc. a Connecticut state bank and trust company (the “Bank”) determined that it was in the best interest of the Bank and its shareholders to form a bank holding company. Toward that end, SBT Bancorp, Inc. (the “Registrant”) was formed as a Connecticut corporation. Under the terms of an Agreement and Plan of Reorganization dated as of February 15, 2006 by and among the Bank, SBT Interim Bank (“Interim Bank”) and the Registrant, adopted by the Board of Directors of Registrant and Bank and approved by the requisite vote of the Bank’s shareholders on May 10, 2005, the Bank was merged with and into the Interim Bank (the “Merger”). Pursuant to the Reorganization Agreement, each outstanding share of the common stock, no par value, of the Bank was converted into the right to receive one (1) share of the common stock, no par value, of the Registrant at the effective time of the reorganization. The effective time of the reorganization was March 2, 2006 (the “Effective Time”). As of the Effective Time, there were issued and outstanding 840,678 shares of the Bank’s common stock. Upon consummation of the reorganization, the shareholders of the Bank became the shareholders of the Registrant and the Bank became a wholly-owned subsidiary of the Registrant. The Registrant issued 840,678 shares of Registrant common stock at the effective time of the reorganization and assumed the Bank’s obligations under the Bank’s 1998 Stock Option Plan. Each option to acquire shares of common stock of the Bank issued and outstanding immediately prior to the Effective Time was, by virtue of the Merger, deemed to be exchanged for and converted into an option to acquire shares of common stock of the Registrant on the same terms and conditions as the Bank option.

Each share of common stock of the Registrant has the same rights, privileges, and preferences as every other share of common stock, and there are no pre-emptive, conversion or redemption rights or sinking fund provisions applicable thereto. The shares outstanding are fully paid and assessable, as described below. Each shareholder is entitled to one vote per share on any issue requiring a vote at any meeting.

American Stock & Transfer Company will serve as the registrar and transfer agent for the Registrant’s common stock.

Effective March 2, 2006, as a result of the transaction described above, the Registrant acquired 100% of the voting shares of Bank. The Registrant is a bank holding company supervised by the Board of Governors of the Federal Reserve System. The reorganization was approved by the Federal Deposit Insurance Corporation on December 2, 2005, the Federal Reserve Bank of Boston on November 4, 2005, and by the State of Connecticut Department of Banking on January 17, 2006. Through the Merger, the former shareholders of the Bank received one share of common stock of the Registrant for every one share of common stock of the Bank owned. Prior to the Merger, the common stock of the Bank had been registered with the Federal Deposit Insurance Corporation (“FDIC”) under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Bank was registered, and filed reports, under the Exchange Act with the FDIC in accordance with Section 12(i)(3) of the Exchange Act. Such reports and other information filed by the Bank with the FDIC may be viewed at the FDIC public reading room located at 801 17th Street, N.W., Room 100, Washington, D.C. 20434, and requests can made electronically at the following address: http://www2.fdic.gov/efoiarequest/index.asp. The telephone number is (202) 898-7021. As a result of the Merger, pursuant to Rule 12g-3(a) under the Exchange Act, the Registrant’s common stock is deemed registered under Section 12(g) of the Exchange Act.

This Form 8-K is being filed by the Registrant as the initial report of the Registrant to the Securities and Exchange Commission (the “Commission”) and as notice that it is the successor issuer to the Bank and thereby subject to the information requirements of the Exchange Act, and the rules and regulations promulgated thereunder. The Registrant asks that the Commission generate an Exchange Act file number for the Registrant at the earliest possible time. The Registrant will begin filing current and periodic reports with the Securities and Exchange Commission, and quarterly and annual reports will be reported on a consolidated basis.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	2.1	Agreement and Plan of Reorganization, dated as of February 15, 2006, by and among The Simsbury Bank and Trust Company, Inc., SBT Interim Bank, and SBT Bancorp, Inc.
	3.1	Articles of Organization of SBT Bancorp, Inc.
	3.2	Bylaws of SBT Bancorp, Inc.
	99.1	Press Release dated March 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SBT BANCORP, INC.

By: /s/ Martin J. Geitz
------------------------------------------------------------
Name: Martin J. Geitz
Title: President and Chief Executive Officer

Dated: March 6, 2006